As filed  with  the  Securities  and  Exchange  Commission  on August 13, 1997
                          Registration No._______


                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549
                     __________________________________

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   Under
                         THE SECURITIES ACT OF 1933
                   _____________________________________

                              TEJON RANCH CO.
           (Exact name of registrant as specified in its charter)

                      Delaware                        77-0196136
          (State or other jurisdiction of         (I.R.S. Employer
           incorporation or organization)         Identification No.)

                               P.O. Box 1000
                          Lebec, California 93243
                  (Address of principal executive offices)

                   Tejon Ranch Co. 1992 Stock Option Plan
                          (Full title of the plan)

                              ROBERT A. STINE
                              TEJON RANCH CO.
                               P.O. Box 1000
                          Lebec, California 93243
                  (Name and address of agent for service)
                               (805) 248-6774

                      CALCULATION OF REGISTRATION FEE

         Title of      Amount      Proposed     Proposed
        securities      to be      maximum       maximum     Amount of
          to be      registered   aggregate     aggregate   registration
        registered                 offering     offering       fee
                                   price per      price
                                   share
       Common Stock  230,000(1)   22.625(2)   5,203.750(2)   1,576.90



     This Registration Statement contains six sequentially numbered pages. The Exhibit Index appears n sequentially numbered page 7.


               (1) These shares of Common Stock are reserved for issuance pursuant to the Tejon Ranch Co. 1992 Stock Option Plan.
          Pursuant to Rule 416(c), there is also being registered such number of additional shares which may become available for purchase pursuant to the foregoing Plan in the event of certain changes in the outstanding shares, including reorganizations, recapitalizations, stock splits, stock dividends and reverse stock splits.

               (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based on the average of the high and low prices of the Common Stock of Tejon Ranch Co. on the American Stock Exchange on August 13, 1997 of $22.625.


     Item 1.  Omitted pursuant to Form S-8.

     Item 2.  Omitted pursuant to Form S-8.

     Item3.   Incorporation of Documents by Reference.

          The following documents of Tejon Ranch Co., a Delaware corporation (the "Company"), previously filed with the Securities and Exchange Commission, are hereby incorporated by reference in this Registration Statement.

                (i) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

               (ii) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997;

              (iii) The description of the Company's Common Stock contained in the registration statement filed under
          Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

     Item 4.   Description of Securities.
               Not applicable.

     Item 5.   Interests of Named Experts and Counsel.
               None.

     Item 6.   Indemnification of Directors and Officers.

          Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation or enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person identified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that a Court of

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     Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent that a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter herein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

          The Certificate of Incorporation of the Company provides, in effect that, the Registrant shall indemnify the persons referred to in Section 145 of the Delaware General Corporation law to the full extent permitted by law, which would include, but not necessarily be limited to, the extent permitted by said
     Section 145. The Company has also entered in agreement with its officers and directors to provide in effect the indemnification that is authorized by Section 145 of the Delaware General Corporation law and the Company's Certificate of Incorporation.

          The Certificate of Incorporation of the Company also provides that directors shall not be liable to the Company or its Stockholders for monetary damages for breach of fiduciary duty as a director to the extent that exemption from liability or limitation of liability is not permitted under the Delaware General Corporation law. Under Section 102(7) of the Delaware General Corporation law, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damage for any breach of their fiduciary duty as directors except (i) for any breach of the duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) for willful or negligent violations of certain provisions of the Delaware General Corporation law imposing requirements with respect to stock purchases, redemptions and dividends or (iv) any transaction from which the director derived an improper personal benefit.

     Item 7.   Exemption from Registration Claimed.

               Not Applicable.

     Item 8.   Exhibits.

                4.1 1992 Tejon Ranch Co. Stock Option Plan.*

                4.2 Form of Stock Option Agreement.

                4.3 Restated Certificate of Incorporation of the Company.**

                4.4 Restated Bylaws of Company.***

                5.  Opinion of Counsel.

               24.1 Consent of Ernst & Young LLP.

               24.2 Consent of Counsel.

               25.1 Power of Attorney (contained on the signature page of this Registration Statement).

                           * This document, filed with the Securities Exchange Commission in Washington, D.C. as Annex A to the Proxy
               Statement for the Company's Annual Meeting of

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               Stockholders for 1993, is incorporated herein by
               reference.

                     **  This document, filed with the Securities Exchange
               Commission in Washington, D.C. as Appendix B to the Company's Registration Statement No. 33-12879 filed on March 25, 1987, is incorporated herein by reference.

                    ***  This document, filed with the Securities and Exchange
               Commission in Washington, D.C. is Appendix C to the
               Company's Registration Statement No. 33-12879 filed on
               March 25, 1987.

     Item 9.   Undertakings.

               1.   The undersigned Registrant hereby undertakes:

                 (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                (ii) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the Company will, unless in

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     the opinion of its counsel the matter has been settled by
     controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                 SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on
     Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lebec, California, on this 12 th day of August, 1997.
                                   TEJON RANCH CO.
                                   By:   /s/ Robert A. Stine
                                         Robert A. Stine,
                                         President and
                                         Chief Executive Officer


                             POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints Robert A. Stine, Matt J. Echeverria and Dennis Mullins his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might, or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.


                                          6


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                                 President, Director
                                 and Chief Executive     August __, 1997
          Robert A. Stine        Officer

                                 Vice President -
                                 Finance and Chief
                                 Financial Officer       August __, 1997
          Allen E. Lyda          (Principal Financial
                                 and Principal
                                 Accounting Officer)


          Donald Haskell         Director                August __, 1997



          Otis Booth, Jr.        Director                August __, 1997



          Craig Cadwalader       Director                 August __, 1997


          Dan T. Daniels         Director                 August __, 1997


          Rayburn S. Dezember    Director                 August __, 1997


          Robert F. Erburu       Director                 August __, 1997


          Clayton W. Frye, Jr.   Director                 August __, 1997


          Raymond L. Watson      Director                 August __, 1997


          Phillip L. Williams    Director                 August __, 1997


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                               EXHIBIT INDEX

                                                             Sequentially
           Exhibit No.                 Exhibit               Numbered Page
               4.1       1992 Tejon Ranch Co. Stock Option
                         Plan.                                     *
               4.2       Form of Stock Option Agreement.
               4.3       Restated Certificate of
                         Incorporation of Company.                 *
               4.4       Restated By-laws of Company.              *
                5.       Opinion of Counsel
               24.1      Consent of Ernst & Young LLP.
               24.2      Consent of Counsel.                       **
               25.1      Power of Attorney.                  (contained on
                                                             the signature
                                                             page of this
                                                             Registration
                                                             Statement)

                           *  Incorporated herein by reference.

                          **  Included in Exhibit 5.

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